UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2006
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174	14-1160510
(Commission File No.)	(I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 4, 2006, Warwick Valley Telephone Company (the “Company”) entered into indemnification agreements with all current directors of the Company and officers Michael A. Cutler, Vice President, Chief Financial Officer and Treasurer, Zigmund C. Nowicki, Jr., Corporate Secretary and Dorinda M. Masker, Assistant Corporate Secretary. Under these agreements the Company agrees to indemnify and advance expenses to any officer or director who is made, or threatened to be made, a party to any action or proceeding by reason of the fact that he or she is or was an officer or director of the Company, or is or was serving at the request of the Company in any capacity for the Company or any other enterprise. The agreements are entered into pursuant to an amendment to the Company’s By-Laws that is described in Item 5.03 of this Current Report on Form 8-K. The Company’s Board of Directors concluded that the By-Law amendment and the related indemnification agreements were advisable in light of the Company’s need to retain qualified officers and directors, particularly but not only during a time when it is reviewing its strategic options.
A press release regarding the Company’s agreements with the directors and abovementioned officers is filed herewith as Exhibit 99.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 4, 2006 the Board of Directors of Warwick Valley Telephone Company unanimously approved an amendment to the Company’s By-Laws. This amendment renumbers Section 3 of Article X as Section 4 and inserts a new Section 3, which permits the Company to contractually indemnify officers and directors and reads in its entirety as set forth in Exhibit 3.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
3.1	By-Laws of Warwick Valley Telephone Company: New Article X, Section 3.

99.1	Press Release entitled “WVT Enters Into Agreement with Directors and Officers”, dated May 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)

Date: May 4, 2006	By:	/s/ Herbert Gareiss, Jr.

	Name:	Herbert Gareiss, Jr.
	Title:	President

Exhibit Index

Exhibit No.	Description

3.1	By-Laws of Warwick Valley Telephone Company: New Article X, Section 3.

99.1	Press Release entitled “WVT Enters Into Agreement with Directors and Officers”, dated May 4, 2006.